Exhibit99.1

3033 Campus Drive Suite E490 Plymouth, MN 55441 www.mosaicco.com	Tel 800-918-8270 Fax 763-577-2986

Press Release

MEDIA CONTACT:	Linda Thrasher, 763-577-2864

INVESTOR CONTACT:	Douglas Hoadley, 763-577-2867

MOSAIC ANNOUNCES OFFERS BY ITS SUBSIDIARIES TO PURCHASE

APPROXIMATELY $1.5 BILLION SENIOR NOTES AND DEBENTURES

PLYMOUTH, MN, October 31, 2006 – The Mosaic Company (NYSE: MOS) announced today the commencement of tender offers by its subsidiary Mosaic Global Holdings Inc. to purchase for cash any and all of its 6.875% Debentures due 2007, 10.875% Senior Notes due 2008, 11.250% Senior Notes due 2011, and 10.875% Senior Notes due 2013. Mosaic also announced the commencement of a tender offer by its subsidiary Phosphate Acquisition Partners L.P. to purchase for cash any and all of its 7% Senior Notes due 2008. Concurrently, solicitations of consents will be made for the purpose of removing substantially all of the restrictive covenants from the indentures pursuant to which the Senior Notes and Debentures were issued.

It is anticipated that the tender offers and consent solicitations will be financed from the proceeds of a combination of new loans under The Mosaic Company’s amended and restated credit facilities and the proceeds from offerings of new senior notes. As part of these financing transactions, The Mosaic Company will refinance outstanding borrowings under its existing term loan B facility.

The “Total Consideration” for each $1,000 principal amount of the Mosaic Global Holdings 2011 Notes validly tendered prior to November 14, 2006 (the “Consent Date”) is $1,058.75.

The “Total Consideration” for each $1,000 principal amount of the Mosaic Global Holdings 2007 Debentures, 2008 Notes and 2013 Notes and the Phosphate Acquisition Partners 7% Senior Notes validly tendered prior to the Consent Date is based on the assumption that the Mosaic Global Holdings 2013 Notes will be redeemed in full at the redemption price applicable on the first date on which such Notes may be redeemed by Mosaic Global Holdings (the “Earliest Redemption Date”), and, for the Mosaic Global Holdings 2007 Debentures and the 2008 Notes (which are not redeemable) and the Phosphate Acquisition Partners 7% Senior Notes (which are not redeemable), such Notes will be repaid in full at par on the maturity date of such Notes (the “Maturity Dates” and, together with the Earliest Redemption Date, the “Reference Dates”), and is equal to (i) the present value (determined in accordance with standard market practice) on November 30, 2006 (the “Payment Date”, assuming the Tender Offers are not extended) of the price (the “Earliest Redemption Price” or the “Maturity Price,” as applicable) set out below and all future interest payments payable up to the applicable Reference Date, determined on the basis of a yield (the “Tender Offer Yield”) to the applicable Reference Date equal to the sum of (x) the yield on the applicable benchmark U.S. Treasury Note set out below (the “Reference Security”), as calculated by the Dealer Manager and Solicitation Agent (as defined below) in accordance with standard market practice, based on the bid-side price for such Reference Security as of 2:00 p.m., New York City time, on the tenth business day immediately preceding the Expiration Date (as defined below) (the “Price Determination Date”), as displayed on the Bloomberg Government Pricing Monitor on the applicable page set out below (the “Reference Page”) or any other recognized quotation source selected by the Dealer Manager and Solicitation Agent in its sole discretion if the Bloomberg Government Pricing Monitor is not available or manifestly erroneous, plus (y) the applicable Fixed Spread set out below (such price being rounded to the nearest cent per $1,000 principal amount of Notes), minus (ii) accrued and unpaid interest to, but not including, the Payment Date.

For each series of securities the “Tender Offer Consideration” is equal to the Total Consideration for such series minus the consent payment of $30 for each $1,000 principal amount of the Mosaic Global Holdings 6.875% Debentures due 2007, 10.875% Senior Notes due 2008, and 10.875% Senior Notes due 2013 and the Phosphate Acquisition Partners L.P. 7% Senior Notes due 2008 and $2.50 for each $1,000 principal amount of the Mosaic Global Holdings 11.250% Senior Notes due 2011 (the “Consent Payment”). Holders validly tendering after the Consent Date but at or prior to the Expiration Date will be eligible to receive only the Tender Offer Consideration, which will be payable to such Holders on the Payment Date.

The table below sets forth further information concerning the Senior Notes and Debentures and the Total Consideration being offered.

CUSIP No.	Outstanding Aggregate Principal Amount	Notes Description	Earliest Redemption/Maturity Date	Earliest Redemption/ Maturity Price	Consent Payment*	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread	Fixed Price
Mosaic Global Holdings Inc.

449669CL2/ 449669CJ7/ 449669CP3	$403,500,000	11.250% Senior Notes due 2011	June 1, 2006	105.625%	$2.50	NA	NA	NA	$1,058.75

449669AC4	$150,000,000	6.875% Debentures due 2007	July 15, 2007	100.000%	$30	3 7/8% due July 31, 2007	PX3	50 bps	NA

449669CK4/ 449669CH1	$394,888,000	10.875% Senior Notes due 2008	June 1, 2008	100.000%	$30	4 7/8% due May 31, 2008	PX4	50 bps	NA
449669CN8/ 449669CM0	$399,615,000	10.875% Senior Notes due 2013	August 1, 2008	105.438%	$30	3 1/4% due August 15, 2008	PX4	50 bps	NA

Phosphate Acquisition Partners L.P.

356903AB0	$150,000,000	7% Senior Notes due 2008	February 18, 2008	100%	$30	3% due February 15, 2008	PX4	30 bps	NA

*Per	$1,000 principal amount of Notes.

The offers will expire at midnight, New York City time, on November 29, 2006, unless extended by Mosaic Global Holdings or Phosphate Acquisition Partners, as applicable, in its sole discretion (such date, as amended, the “Expiration Date”). Senior Notes and Debentures accepted for payment are expected to be paid for on November 30, 2006, assuming the Expiration Date is not extended. The consummation of the tender offers is subject to several conditions, including the receipt of net proceeds from financings sufficient to pay for Senior Notes and Debentures accepted in the tender offers. Senior Notes and Debentures tendered prior to the Consent Date may be withdrawn prior to the Consent Date. Thereafter, tenders of Senior Notes and Debentures may not be validly withdrawn unless Mosaic Global Holdings or Phosphate Acquisition Partners, as applicable, reduces the amount of the Tender Offer Consideration, the Consent Payment or the principal amount of Senior Notes or Debentures subject to the Offers or is otherwise required by law to permit withdrawal.

The offers are made upon the terms and subject to the conditions set forth in the Offers to Purchase and Consent Solicitation Statements dated October 31, 2006 that are being distributed to registered holders of the debt securities. Copies of the Offers to Purchase and Consent Solicitation Statements can be obtained from MacKenzie Partners, Inc. (the “Information Agent/Depositary”) at (800) 322-2885, Attention: Jeanne Carr or Simon Coope.

None of The Mosaic Company, Mosaic Global Holdings Inc., Phosphate Acquisition Partners L.P., J.P. Morgan Securities Inc., as the Dealer Manager and Solicitation Agent, or the Information Agent/Depositary makes any recommendation as to whether or not holders should sell their Senior Notes or Debentures pursuant to the offers, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to sell Senior Notes and Debentures, and if so, the principal amount of Senior Notes and Debentures to sell. Questions concerning the terms of the offers may be directed to J.P. Morgan Securities Inc. (the “Dealer Manager and Solicitation Agent”) at (212) 270-3994 (call collect), attention: Laura Yachimski. Questions concerning procedures regarding the offers may be directed to MacKenzie Partners, Inc.

This announcement is not an offer to purchase or sell, a solicitation of an offer to purchase or a solicitation of consent with respect to any securities. The offers to purchase the Senior Notes and Debentures are made solely by the Offers to Purchase and Consent Solicitation Statements dated October 31, 2006. The offers are not being made to holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which such offers are required to be made by a licensed broker or dealer and the Dealer Manager and Solicitation Agent is such a licensed broker or dealer, it shall be deemed to be made on behalf of Mosaic Global Holdings or Phosphate Acquisition Partners, as applicable, by the Dealer Manager and Solicitation Agent. The offering of the new senior notes will not be registered under the Securities Act of 1933, as amended, and the new senior notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About The Mosaic Company

The Mosaic Company is one of the world’s leading producers and marketers of concentrated phosphate and potash crop nutrients. For the global agriculture industry, Mosaic is a single source of phosphates, potash, nitrogen fertilizers and feed ingredients. More information on the company is available at www.mosaicco.com.

Certain statements in this press release are forward-looking statements. Forward looking statements include, among other things, statements about our expectations, beliefs, intentions or strategies for the future, statements concerning our future operations, financial conditions and prospects, and any statement of assumptions underlying any of the foregoing. In particular, forward-looking statements may include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “potential,” “predict,” “project” or “should.” The forward-looking statements contained herein reflect our current views with respect to future events, are based on information currently available to us and are subject to significant risks and uncertainties. These risks and uncertainties include but are not limited to the predictability of fertilizer, raw material and energy markets subject to competitive market pressures; changes in foreign currency and exchange rates; international trade risks including, but not limited to, changes in policy by foreign governments; changes in environmental and other governmental regulation; the ability to successfully integrate the former operations of Cargill Crop Nutrition and IMC Global Inc. and the ability to fully realize the expected cost savings from their business combination within expected time frames; adverse weather conditions affecting operations in central Florida or the Gulf Coast of the United States, including potential hurricanes or excess rainfall; actual costs of closure of the South Pierce, Green Bay and Fort Green facilities differing from management’s current estimates; realization of management’s expectations regarding reduced raw material or operating costs, reduced capital expenditures and improved cash flow and anticipated time frames for the closures and the ability to obtain any requisite waivers or amendments from regulatory agencies with oversight of The Mosaic Company or its phosphate business; accidents involving our operations, including mine fires, floods and potential explosions or releases of hazardous or volatile chemicals, as well as other risks and uncertainties reported from time to time in The Mosaic Company’s reports filed with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements.